SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12
AETHLON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

9635 Granite Ridge Drive

Suite 100

San Diego, CA 92123

To Our Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, or the Annual Meeting, on Tuesday, September 15, 2021 at 8:00 a.m. Pacific Time. We are mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card to stockholders on or about July 28, 2021. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet at https://agm.issuerdirect.com/aemd, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on September 15, 2021 to ensure you are logged in when the Annual Meeting starts.

Since our last Annual Meeting we have continued to prosecute our development plans for the Hemopurifier and our diagnostic products and have made substantial progress. The new Investigational Device Exemption, or IDE for oncology indications we discussed last year was approved by the Food and Drug Administration, or FDA, and the Early Feasibility Study, or EFS, in head and neck cancer patients that it authorized is now open for enrollment at the UPMC Hillman Cancer Center at the University of Pittsburgh and we have begun to treat cancer patients there.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study is designed to enroll up to 40 subjects at up to 20 centers in the U.S. Subjects will have established laboratory diagnosis of COVID-19, be admitted to an intensive care unit, or ICU, and will have acute lung injury and/or severe or life threatening disease, among other criteria. Endpoints for this study, in addition to safety, will include reduction in circulating virus, as well as clinical outcomes. The initial sites for this trial, Hoag Memorial Hospital Presbyterian in Newport Beach, CA, Hoag Hospital – Irvine in Irvine, CA, Loma Linda Hospital in Loma Linda, CA, and Cooper Medical in Camden, NJ, have completed clinical trial agreements, and have received IRB approval in the case of the Hoag hospitals, and are preparing to open for patient enrollment. Under Single Patient Emergency Use regulations, we have also treated two patients with COVID-19 with the Hemopurifier.

We are continuing work under our $1.86 million two-year Small Business Innovative Research, or SBIR, contract from the National Cancer Institute to develop a rapid throughput laboratory version of our Hemopurifier for use in diagnostics, and as always, are working on identifying other non-dilutive sources of funding.

We finished our fiscal year in a substantially stronger financial position than last year, with approximately $9.9 million in cash and we raised an additional $17.3 million in June 2021, giving us over two years of cash in the bank, based on our historical cash burn. This funding has allowed us to add several badly needed staff positions and, while we intend to continue to manage our expenses conservatively, we will recruit additional staff as needed to pursue our goals. With the arrival of Guy Cipriani, SVP and Chief Business Officer, and Steven LaRosa, M.D., Chief Medical Officer and acting Chief Science Officer, we have expanded and strengthened our management team.

We appreciate your continued interest and support of the Company and remain available to discuss any of this with any of you.

Sincerely,

/s/ Charles J. Fisher, Jr., M.D.

/s/ Edward G. Broenniman

Charles J. Fisher, Jr., M.D., Chief Executive Officer

and Edward G. Broenniman, Chairman of the Board

AETHLON MEDICAL, INC.

9635 GRANITE RIDGE DRIVE, SUITE 100

SAN DIEGO, CA 92123

(858) 459-7800

July 28, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 15, 2021

To Our Stockholders:

An Annual Meeting of Stockholders, or Annual Meeting, of Aethlon Medical, Inc., or the Company, will be held on Tuesday, September 15, 2021, at 8:00 a.m., Pacific Time via live webcast at https://agm.issuerdirect.com/aemd. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on September 15, 2021 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect five persons named in the Proxy Statement that accompanies this notice to serve as directors of our Company (Proposal No. 1);
2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (Proposal No. 2); and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on July 23, 2021 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. We are mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card to stockholders on or about July 28, 2021.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO US AND OUR STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING. AS AN ALTERNATIVE TO VOTING ONLINE AT THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVE A PAPER PROXY CARD BY MAILING THE COMPLETED PROXY CARD. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR, IF YOU RECEIVE A PAPER PROXY CARD BY MAIL, THE INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD.

We have fully set forth the proposals in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, our Board of Directors recommends a vote “FOR” each of the nominees named in Proposal 1 and “FOR” Proposal 2.

We cordially invite all stockholders to attend the Annual Meeting via live webcast at https://agm.issuerdirect.com/aemd. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope provided as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented at the Annual Meeting. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares virtually if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on September 15, 2021:

The proxy materials are available at https://agm.issuerdirect.com/aemd.

By Order of our Board of Directors

/s/ James B. Frakes

James B. Frakes, Secretary

AETHLON MEDICAL, INC.

9635 GRANITE RIDGE DRIVE, SUITE 100

SAN DIEGO, CA 92123

(858) 459-7800

__________________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 15, 2021

__________________________

VOTING AND PROXY

We are furnishing this statement in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be used at the Company’s Annual Meeting of Stockholders to be held on be held on Tuesday, September 15, 2021, at 8:00 a.m., Pacific Time via live webcast at https://agm.issuerdirect.com/aemd, and at any meeting following adjournment thereof, or the Annual Meeting. A list of stockholders entitled to vote at the virtual Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. To the extent office access is impracticable due to the recent COVID-19 pandemic, you may contact us at (858) 459-7800 for alternative arrangements.

We are mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card to stockholders on or about July 28, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 15, 2021: The proxy materials are available at https://agm.issuerdirect.com/aemd.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will vote to elect five directors to our Board of Directors (Proposal No. 1) and to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (Proposal No. 2).

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online at https://agm.issuerdirect.com/aemd. The meeting will start at 8:00 a.m. Pacific Time, on Tuesday, September 15, 2021. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your unique control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” The link to access the Annual Meeting will also be available at www.aethlonmedical.com, under the “Investors” tab. We recommend that you log in a few minutes before 8:00 a.m. Pacific Time, on Wednesday, September 15, 2021 to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question, you may do so during the Annual Meeting at any time by logging in to https://agm.issuerdirect.com/aemd and entering your unique control number. Once past the login screen, there will be an email address displayed on the web portal. You may then submit your question to that email address when appropriate during the meeting.

1

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on July 23, 2021, which is the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. Each share of our common stock outstanding at the close of business on the Record Date will be entitled to one vote on all matters properly submitted to a vote at the Annual Meeting. As of the Record Date, there were 15,378,609 shares of common stock outstanding. If you were a stockholder of record of common stock on the Record Date, you will be entitled to vote all of the shares of common stock that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Stockholders who own shares registered in different names or at different addresses may receive more than one proxy card. If you receive multiple proxy cards from us and intend to vote your shares by proxy, you must sign each of the proxy cards received to ensure that all of the shares you own are represented at the Annual Meeting.

Why is our Board of Directors soliciting proxies?

As many of our stockholders may be unable to attend the Annual Meeting virtually, our Board of Directors is soliciting the enclosed proxy so that each stockholder is given an opportunity to vote. The proxy enables each stockholder to vote via proxy on all matters that are scheduled to come before the virtual Annual Meeting. When we have timely received a properly executed proxy card, the stockholder’s shares will be voted at the virtual Annual Meeting according to the stockholder’s directions. We urge stockholders to specify their choices by marking the appropriate boxes on the enclosed proxy card.

What constitutes a quorum?

Stockholders representing not less than thirty-three and one-third percent (33 1/3%) of our issued and outstanding common stock, present at the Annual Meeting by virtual attendance or represented by proxy at the Annual Meeting, constitute a quorum. Votes cast by proxy or online at the virtual Annual Meeting will be tabulated by the Inspector of Elections in conjunction with information received from our transfer agent. The Inspector of Elections also will determine whether or not a quorum is present.

Shares that abstain from voting as to a proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a proposal, or broker non-votes, will be counted for purposes of determining whether a quorum is present at the virtual Annual Meeting but will not be counted towards the vote total for such proposal.

What vote is required to elect the nominees to our Board of Directors?

The affirmative vote of shares representing a majority of a quorum present at the virtual Annual Meeting is required to elect each nominee to our Board of Directors. Abstentions and broker non-votes on this proposal will have the same effect as “Against” votes.

What vote is required to ratify the appointment of the independent auditors?

Ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 will be approved if more votes are cast in favor of this proposal than are cast against it.

How do I vote?

There are two methods for voting your shares:

•	You may indicate your vote on the enclosed proxy card, sign and date the card and return it in the enclosed prepaid envelope; or
•	You may attend the virtual Annual Meeting; for more information please see “How do I attend, participate in, and ask questions during the virtual Annual Meeting?” above.

2

How will my shares be voted if I return my proxy card?

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by our Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the Annual Meeting.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your brokerage firm, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1 but may vote your shares on Proposal 2.

May I change my vote after I return my proxy card?

Any proxy may be revoked at any time before it is voted at the meeting by (i) delivering to our Secretary, at or before the taking of the vote at the meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting by virtual attendance and voting online (although attendance at the virtual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Aethlon Medical, Inc., 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123, Attention: Secretary, before the taking of the vote at the Annual Meeting.

Who will bear the costs of this solicitation?

We have retained InvestorCom, a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $3,000 plus expenses. The cost of soliciting proxies incurred by us and the proxy solicitation firm, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. In addition, our directors, officers and employees may solicit proxies by mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

Where can I find the proxy materials for the Annual Meeting on the internet?

Stockholders may access the following proxy materials at https://agm.issuerdirect.com/aemd: our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card.

3

How are proxy materials delivered to households?

We will deliver only one Proxy Statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement, the annual report to stockholders or the Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of any such document was delivered upon oral or written request to:

Aethlon Medical, Inc.

Attn: Secretary

9635 Granite Ridge Drive, Suite 100

San Diego, California 92123

Telephone No.: (858) 459-7800

A stockholder may notify us at the above address or phone number that such stockholder wishes to receive a separate proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials, as applicable, in the future. Stockholders sharing an address may direct to us at the above address or phone number requests for delivery of a single copy of annual reports to stockholders, proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents.

4

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 15, 2021, with respect to the ownership of our common stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees (if any), (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group. As of such date, we had 15,378,609 shares of our common stock issued and outstanding. The term “executive officer” is defined as the President/Chief Executive Officer, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as administration or finance), or any other person who performs similar policy making functions for us. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, except where otherwise noted:

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1) (2)	PERCENT OF BENEFICIAL OWNERSHIP
Greater than 5% Stockholders
Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	1,388,079 (3)	9.0%
Directors and Named Executive Officers
Charles J. Fisher, Jr., MD, Chief Executive Officer and Director
9635 Granite Ridge Drive, Suite 100,
San Diego, CA 92123	23,213(4)	*
James B. Frakes, Chief Financial Officer
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	46,293 (5)	*
Edward G. Broenniman, Chairman and Director
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	27,727 (6)	*
Chetan Shah, MD, Director
9635 Granite Ridge Drive, Suite 100
San Diego, CA 92123	47,173 (7)	*
Sabrina Martucci Johnson, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	22,711	*
Guy F. Cipriani, Director 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	17,900 (8)	*
Steven P. LaRosa, M.D., Chief Medical Officer 9635 Granite Ridge Drive, Suite 100 San Diego, CA 92123	--	*
Timothy C. Rodell, M.D., FCCP, Former Chief Executive Officer	33,173(9)	*
All Current Directors and Executive Officers as a Group (7 members)	185,018 shares	*

____________________

*	Less than 1%

5

(1)       Based on 15,378,609 shares of common stock outstanding as of July 15, 2021.

(2)       Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by such person, subject to community property laws, where applicable.

(3)       Based upon a Schedule 13G filed with the SEC on June 15, 2021 on behalf of (i) Empery Asset Management, LP, (ii) Ryan M. Lane, and (iii) Martin D. Hoe, or the Reporting Persons. Empery Asset Management, LP may be deemed to be the beneficial owner of all shares of Common Stock held by the funds to which the Empery Asset Management, LP serves as investment manager. Each of the Reporting Individuals, as managing members of Empery AM GP, LLC, the general partner of Empery Asset Management, LP, with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares of Common Stock held by the funds to which the Empery Asset Management, LP serves as investment manager. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of shares of Common Stock owned by another Reporting Person. Each of the funds to which the Empery Asset Management, LP serves as investment manager and the Reporting Individuals hereby disclaims any beneficial ownership of any such shares of Common Stock.

(4)        Includes 23,213 shares of common stock.

(5)       Includes (i) 2,370 shares of common stock and (ii) 43,923 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of July 15, 2021.

(6)       Includes (i) 26,296 shares of common stock and (ii) 1,431 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of July 15, 2021.

(7)       Includes (i) 41,986 shares of common stock, (ii) warrants to purchase 4,883 shares of common stock, and (iii) 748 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of July 15, 2021.

(8)        Includes 17,900 shares of common stock.

(9)       Includes 33,713 shares of common stock issued to Dr. Rodell pursuant to his exercise of a stock option grant in December 2020. Dr. Rodell’s last date with the Company was October 30, 2020.

6

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and positions of our directors and executive officers as of July 28, 2021 are listed below:

NAMES	TITLE OR POSITION(1)	AGE
Charles J. Fisher, Jr. (2)	Chief Executive Officer and Director	75

Edward G. Broenniman	Chairman and Director	85

Sabrina Martucci Johnson	Director	55

Chetan S. Shah, M.D.	Director	52

Guy F. Cipriani	Senior Vice President, Chief Business Officer and Director	51

James B. Frakes	Chief Financial Officer, Senior Vice President – Finance and Secretary	64

Steven P. LaRosa, M.D.	Chief Medical Officer	54

(1)       Our Board of Directors has determined that Mr. Broenniman, Dr. Shah and Ms. Johnson meet the requirements to be determined as “independent directors” for all purposes, including Compensation Committee and Audit Committee purposes, under the Nasdaq rules and for federal securities law purposes. Dr. Fisher and Mr. Cipriani are not independent as they also function as executive officers.

(2)       Effective October 30, 2020, Dr. Fisher was appointed Chief Executive Officer.

Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished to us by each individual noted.

Charles J. Fisher, Jr., M.D., Chief Executive Officer and Director

Dr. Fisher has served as a director of the Company since November 2017. Dr. Fisher served as our Chairman from November 2017 until he was appointed our Chief Executive Officer on October 30, 2020. Previously, Dr. Fisher was Executive Chairman and Chief Executive Officer of Seastar Medical, Inc., a biotechnology company, from 2013 to July 2019. Dr. Fisher also has served as Chief Executive Officer of Margaux Biologics, Inc., a biotechnology company, since 2010. Prior to founding Margaux Biologics, he was Chief Medical Officer and Executive Vice President of Cardiome Pharma Corp. from 2005 to 2010, where he led the team that invented, developed, registered vernakalant, a novel, first in class, multi-ion channel drug for atrial fibrillation, Brinavess. Dr. Fisher served as Head, Section of Critical Care Medicine at The Cleveland Clinic Foundation, and has held Professor, Division Chief and director positions at the University of California at Davis Medical Center, Case Western Reserve University and The Cleveland Clinic Foundation. His research in sepsis, inflammation, host defense and endothelial dysfunction led to his recruitment to Eli Lilly & Co., where he led the Xigris (activated Protein C) Global Product Team and successfully registered the first drug approved for the treatment of sepsis. Previously, he was Vice President for Global Pharmaceutical Development at Abbott Laboratories where, among other accomplishments, he guided the registration of Humira. Additionally, Dr. Fisher is a multi-tour combat veteran, with extensive military experience in Special Operations. He has served as a member of the Defense Science Research Council and on DARPA panels, including one focused on universal host defense. We believe Dr. Fisher is qualified to serve as our director because of his strong background and experience in the life sciences industry and with public companies.

7

Edward G. Broenniman, Chairman and Director

Mr. Broenniman has served as a director of the Company since March 1999. He has been the managing director of The Piedmont Group, LLC, a venture advisory firm, since 1978. Mr. Broenniman recently served on the Board of Directors of publicly traded QuesTech (acquired by CACI International), and currently serves on the Boards of two privately held firms. He serves on the Boards of the nonprofit entities, the Dingman Center for Entrepreneurship’s Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter (Founder, Chair from 2003 to 2005 and director from 2001 to 2014) and the Board of the Association for Corporate Growth, National Capital Chapter. Mr. Broenniman received his MBA from Stanford Graduate School of Business and his BA from Yale University. We believe that Mr. Broenniman is qualified to serve as our director because of his extensive management experience.

Sabrina Martucci Johnson, Director

Ms. Johnson has served as a director of the Company since January 2018. Ms. Johnson founded Daré Bioscience, Inc., a biopharmaceutical company dedicated to advancement of innovative products for women’s reproductive health, in 2015 and has served as its President, Chief Executive Officer and a member of its Board of Directors since its inception. Prior to founding Daré, Ms. Johnson was President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015. Before serving as President of WomanCare Global Trading, Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the for-profit Trading division, as well as the United Kingdom-based non-profit division, from November of 2012 to July of 2013, when she joined full time as WomanCare’s Chief Financial Officer and Chief Operating Officer until becoming President of the Trading division. Ms. Johnson currently serves on the board of directors of Atai Life Sciences, a public biotechnology company, YWCA of San Diego County Board of Directors, Athena San Diego Board of Directors, BIOCOM Board of Directors, Clearity Foundation Board of Directors, Tulane University School of Science & Engineering Board of Advisors, and Project Concern International Audit Committee. She holds an MIM from the American Graduate School of International Management (Thunderbird) with honors, an MSc. in Biochemical Engineering from the University of London, University College London, and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude. We believe Ms. Johnson is qualified to serve as our director due to her roles as an executive with public companies and her life sciences background.

Chetan S. Shah, M.D., Director

Dr. Shah has served as a director of the Company since June 2013. Dr. Shah is a board certified Otolaryngologist. He is a partner and Board member of the Surgery Center at Hamilton, as well as Physician Management Systems and Princeton Eye & Ear, which he founded in 2009. Dr. Shah serves on the Board of one other private company. He holds teaching positions and serves on multiple hospital committees in the area and is on the Audiology and Speech Language Pathology Committee for the State of New Jersey. Dr. Shah also was a member of the Board of Medical Examiners for the State of New Jersey. Dr. Shah received his Bachelor’s degree and Medical Degree from Rutgers University and Robert Wood Johnson Medical School. We believe that Dr. Shah is qualified to serve as our director because of his medical background as both a board certified Otolaryngologist and a member of various medical boards and hospital committees in New Jersey.

Guy F. Cipriani, Senior Vice President, Chief Business Officer and Director

Mr. Cipriani has served as a director of the Company since June 2018 and as our Senior Vice President, Chief Business Officer since January 4, 2021. Prior to joining the Company, Mr. Cipriani was Chief Business Officer at Microbion Corporation, a company focused on the development of a new class of antibiotic therapies for difficult to treat and resistant infections, since July 2017. From July 2012 to July 2017, he served as Vice President of Business Development at Cascadian Therapeutics and prior to that role, Mr. Cipriani served as Vice President of Business Development at Cardiome Pharma Corp., or Cardiome. Prior to Cardiome, Mr. Cipriani served as Senior director of Business Development for TransForm Pharmaceuticals, Inc. Mr. Cipriani began his pharmaceutical industry career at Eli Lilly & Company as a member of their Corporate Business Development team where he completed multiple in-licensing and out-licensing transactions for commercial, clinical and preclinical state assets. Mr. Cipriani holds a B.S.E.E., High Honors from Rochester Institute of Technology and an MBA from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Cipriani is qualified to serve as our director due to his vast experience in business and transactional development and execution in the life sciences industry.

8

James B. Frakes, Chief Financial Officer and Senior Vice President – Finance

Mr. Frakes has served as our Chief Financial Officer and Senior Vice President, Finance since January 2008. Mr. Frakes brought with him sixteen consecutive years of financial experience with publicly traded companies, as well as specific knowledge and experience in equity and debt transactions, acquisitions, public reporting and Sarbanes-Oxley Section 404 internal control requirements. Mr. Frakes also serves as the Chief Financial Officer of Exosome Sciences, Inc., our majority-owned subsidiary. He previously served as the Chief Financial Officer for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as Chief Financial Officer of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and a BA with Honors from Stanford University.

Steven P. LaRosa, M.D., Chief Medical Officer

Dr. LaRosa has served as our Chief Medical Officer since January 2021 and as acting Chief Scientific Officer since March 2021. Dr. LaRosa has over 20 years of experience as a practicing physician and infectious disease specialist. Prior to joining Aethlon, Dr. LaRosa served as the Vice President of Clinical Development of Entasis Therapeutics, a spin-out of AstraZeneca focused on pathogen-targeted small molecules to treat serious multidrug-resistant Gram-negative infections. Prior to joining Entasis, Dr. LaRosa was an Attending Physician in the Division of Infectious Disease at Beverly Hospital, Beth Israel, in Massachusetts. Dr. LaRosa remains the Medical Director of the Antimicrobial Stewardship Program at Beverly Hospital, Beth Israel. Prior to Beth Israel, he was an Attending Physician in the Division of Infectious Diseases at Rhode Island Hospital. Prior to that, Dr. LaRosa was an Associate Staff Physician in the Department of Infectious Disease at the Cleveland Clinic Foundation. He also served as a Clinical Research Physician for Eli Lilly and Company. Throughout his career, Dr. LaRosa has had several academic appointments. Dr. LaRosa holds his M.D. from Boston University School of Medicine and his B.S. in Biology from Boston College and had five years of training at Cleveland Clinic, including the position of chief resident, and four years of career development at Harvard University.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of our Board of Directors are kept informed of our business activities through discussions with our Chief Executive Officer and other officers, by reviewing analyses and reports sent to them and by participating in Board and committee meetings. Mr. Broenniman serves as Chairman of our Board and Dr. Fisher as our Chief Executive Officer, and we have not designated a lead independent director. We believe that having the offices of Chairman of our Board and Chief Executive Officer held by two different people is appropriate for a company of our size and stage of development in order to maximize efficiencies of our limited available personnel resources. Nevada law provides that each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed, resulting in a term that extends to our next annual meeting of stockholders. Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, on each of which Dr. Shah, Mr. Broenniman and Ms. Johnson serve as independent directors. Mr. Broenniman is Chairman of the Audit Committee, Dr. Shah is Chairman of the Compensation Committee and Mr. Broenniman is Chairman of the Nominating and Corporate Governance Committee.

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board of Directors has implemented separate committees for the areas of audit, compensation and nomination of directors, annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors and written expectations of management and directors, among other best practices.

Our Board of Directors has determined that three of our five current directors meet the independence requirements of the Nasdaq Capital Market, on which our common stock is listed. In the judgment of our Board of Directors, Dr. Fisher and Mr. Cipriani do not meet such independence standards. In reaching its conclusions, our Board of Directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between our Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions and Director Independence” below. Our Board of Directors determined that any relationships that exist or existed in the past between our Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

9

Code of Ethics

On February 23, 2005, our Board of Directors approved a “Code of Business Conduct and Ethics,” or the Code, which applies to our principal executive officer, our principal financial officer, our principal accounting officer and persons performing similar tasks. On February 6, 2020, the Board of Directors adopted an amended Code, which is applicable to all of our directors, officers and other employees and which is available on our company website at www.aethlonmedical.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Anti-Hedging Policy and Anti-Pledging Policy

No officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, or otherwise pledge as security, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.

Board of Directors Meetings and Attendance

During the fiscal year ended March 31, 2021, our Board of Directors held thirteen meetings and took action one time by written consent. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period he or she served as a director, and (2) the total number of meetings held by committees of our Board of Directors on which he or she served. With the exception of Dr. Fisher, who is required to attend our Annual Meeting (this year by virtual attendance), we do not currently have a policy with regard to attendance at annual meetings of stockholders by the remaining members of our Board of Directors. All members of our Board of Directors attended our previous Annual Meeting of Stockholders.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2021 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles J. Fisher, Jr.
Sabrina Martucci Johnson	X	X	X
Chetan S. Shah, M.D.	X	X*	X
Edward G. Broenniman	X*	X	X*
Guy F. Cipriani
Total meetings in fiscal 2020	4	6(1)	-- (2)

______________________

*	Committee Chairperson

(1)       Three actions by unanimous written consent in fiscal year 2021.

(2)       Two actions by unanimous written consent in fiscal year 2021.

Below is a description of each committee of the Board of Directors.

10

Audit Committee and Audit Committee Financial Expert

Our Board of Directors formed an Audit Committee in May of 1999. Our Board of Directors has determined that Mr. Broenniman, due to his professional experience, meets the definition of an “audit committee financial expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each of our Audit Committee members meets the Nasdaq Stock Market’s independence standards for members of such audit committees.

Each of the members of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. Our Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements applicable to Nasdaq Capital Market companies. The Audit Committee has the authority to appoint, review and discharge our independent registered public accounting firm. The Audit Committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full Board of Directors and to management and recommends to the full Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K.

The Audit Committee has adopted a charter, which can be found on our website under “Investor Relations – Corporate Governance.” The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in our most recent Annual Report on Form 10-K.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2021 with our management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 1301, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from our Company and our management, including the matters in the written disclosures and letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the foregoing, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, the inclusion of the audited financial statements in our most recent Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of the Company’s independent auditors for the fiscal year ending March 31, 2022.

Members of the Audit Committee

Edward G. Broenniman (Chair)

Sabrina Martucci Johnson

Chetan S. Shah, M.D.

The foregoing Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee report by reference therein.

11

Compensation Committee

The Compensation Committee approves or makes recommendations to our Board of Directors on decisions concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The Chairman establishes meeting agendas after consultation with other committee members. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with Compensation Committee members. Subject to Compensation Committee review, modification and approval, our Chief Executive Officer typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The Compensation Committee establishes all bonus and equity incentive awards for all executive members of the management team. Our Board of Directors has determined that all members of the Compensation Committee meet the independence requirements applicable to Nasdaq Capital Market companies.

With respect to calendar year 2020, our Compensation Committee considered compensation information provided by Anderson Pay Advisors LLC, or Anderson, a compensation consultant, in determining cash compensation and equity awards. Anderson provided competitive compensation data showing that our cash and equity compensation were well below the median of similarly situated companies, our executive cash and executive compensation was at 17% of similarly situated companies and our director cash and executive compensation was also at approximately 35% of similarly situated companies. The increases in cash and bonus compensation were designed to move our executive and director compensation closer to 50% of similarly situated companies, based on the data provided by Anderson.

With respect to calendar year 2021, our Compensation Committee considered compensation information provided by Anderson, in determining cash compensation and equity awards. Anderson provided competitive compensation data showing that our cash and equity compensation were and made cash and equity compensation recommendations designed to compensate our officers and directors in line with the 50% range for similarly situated companies.

The Compensation Committee has adopted a charter, which can be found on our website at “Investor Relations – Corporate Governance.” The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include:

•	overseeing our corporate governance functions on behalf of our Board of Directors;
•	making recommendations to our Board of Directors regarding corporate governance issues;
•	identifying and evaluating candidates to serve as directors of our Company consistent with criteria approved by our Board of Directors;
•	selecting director candidates or recommending such candidates to our Board of Directors for selection; and
•	reviewing and evaluating the performance of our Board of Directors.

Director Nominations

Criteria for Board of Directors Membership

The Nominating and Corporate Governance Committee is responsible for reviewing nominees for director and recommending to our Board of Directors those persons who the committee believes would beneficially impact our Company as directors. The Nominating and Corporate Governance Committee considers many factors when evaluating candidates for director, including depth and breadth of experience, business acumen, character, independent thinking, understanding of our business and the industry in which we operate and willingness to commit adequate time and attention to being a director. The Nominating and Corporate Governance Committee also considers the needs of our Company and our Board of Directors, in particular, in assessing candidates. The Nominating and Corporate Governance Committee seeks to ensure that a majority of our directors satisfy the criteria for being deemed independent under Nasdaq rules applicable to us, that members of our Audit Committee meet the financial literacy and sophistication requirements under applicable Nasdaq rules and that at least one of those members qualifies as an “audit committee financial expert” under Securities and Exchange Commission rules.

12

The objective of the Nominating and Corporate Governance Committee is to maintain a board comprised of individuals of the highest personal character, integrity and ethical standards, reflecting a broad range of professional backgrounds, skills and experience relevant to our business. The biography shown above for each director nominee includes many of the factors that the Nominating and Corporate Governance Committee considered important in determining that the nominee should serve as a director of our Company. The Nominating and Corporate Governance Committee considers diversity as one of many factors in identifying board nominees. Such diversity includes personal characteristics such as race and gender, as well as diversity in background and skills that relate to our Board of Director’s performance of its responsibilities. The Nominating and Corporate Governance Committee does not assign criteria specific weight when reviewing candidates and may not apply the same criteria to all prospective nominees.

Identification and Evaluation of Nominees

The Nominating and Corporate Governance Committee believes we are well-served by our current directors. Unless special circumstances arise or the Nominating and Corporate Governance Committee makes a material change in the criteria for board membership, the Nominating and Corporate Governance Committee typically will nominate incumbent directors who continue to be qualified, and willing, to act as directors. If an incumbent director does not stand for re-election, or to fill a vacancy on our Board of Directors between annual stockholder meetings, the Nominating and Corporate Governance Committee will search for potential board candidates who meet the criteria for selection as a nominee and have specific desirable qualities or skills. Also, from time to time our Board of Directors may determine to increase its size and add directors with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on recommendations and feedback from members of our Board of Directors, our senior management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references. At least one member of the Nominating and Corporate Governance Committee will interview candidates, and all members of our Board of Directors will meet with candidates deserving serious consideration. Then the Nominating and Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and will determine whether to recommend to our Board of Directors that a particular candidate be appointed to fill a current vacancy on our Board of Directors or be presented for the approval of the stockholders, as appropriate.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director using the same criteria discussed above and will determine, based on those criteria, whether or not to recommend those nominees to our Board of Directors. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, Aethlon Medical, Inc., 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123 and should include the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to the Exchange Act, and such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected;
•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and
•	appropriate biographical information and a statement as to the qualification of the nominee, including the nominee’s specific experience, qualifications, attributes, or skills, addressing the relevance and benefit to our Company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described under the caption “Stockholder Proposals for 2022 Annual Meeting” below.

The Nominating and Corporate Governance Committee has adopted a charter, which can be found on our website at “Investor Relations – Corporate Governance.” The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

13

Communication with our Board of Directors

Any stockholders wishing to communicate with our Board of Directors about any matter involving the business or operations of our Company should send the communication in writing to the Secretary, Aethlon Medical, Inc., 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. Our Secretary will promptly deliver such communications directly to each member of our Board of Directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers or between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

EXECUTIVE AND DIRECTOR COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help shareholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2021 fiscal year executive compensation program for our named executive officers and certain decisions related to our 2022 fiscal year compensation program.

Our named executive officers (principal executive officer and up to our next two highest compensated executive officers other than the principal executive officer) for the fiscal year ended March 31, 2021 are:

•	Charles J. Fisher, Jr., M.D., our Chief Executive Officer

•	James B. Frakes, MBA, our Chief Financial Officer, Secretary and SVP-Finance

•	Steven P. LaRosa, M.D., our Chief Medical Officer

•	Timothy C. Rodell, M.D., FCCP, our former Chief Executive Officer

Executive Summary of 2021 Fiscal Year Compensation Changes and 2022 Fiscal Year Equity Grants

•	Dr. Rodell received a cash bonus of $92,450 and Mr. Frakes received a cash bonus of $110,000 during the fiscal year ended March 31, 2021.

•	Dr. Fisher became Chief Executive Officer on October 30, 2021 at an annual base salary of $430,000. In February 2020, Mr. Frakes’ annual base salary was increased to $275,000 per annum.

•	In June 2021, Dr. Fisher was awarded a cash bonus of $215,000 and a stock option grant for 266,888 shares of our common stock pursuant to the terms of his Employment Agreement, as described below.

14

Narrative Disclosure to Executive Summary

The three principal components of our executive compensation program for our named executive officers in calendar year 2021 are base salary, executive cash bonus, and long-term incentive equity compensation. We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee considered compensation information provided by Anderson in determining cash compensation and equity awards to recommend to the Board for its approval, including a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. at the beginning of calendar year 2020, Anderson provided competitive compensation data indicating that our cash and equity compensation were well below the median of similarly situated companies, our executive cash and executive compensation was at 17% of similarly situated companies and our director cash and executive compensation was also at approximately 35% of similarly situated companies. The increases in cash and bonus compensation in calendar years 2020 and 2021 were designed to move our executive and director compensation closer to 50% of similarly situated companies.

Base Salary

Base salary provides financial stability and security to our named executive officers through a fixed amount of cash for performing job responsibilities. Each of the named executive officers’ 2020 and 2021 calendar year base salaries are listed in the table below, which reflects the Compensation Committees’ review of the data provided by Anderson and the Compensation Committee’s goal of setting salaries, cash bonuses and equity compensation to be at the 50% range for comparable companies.

Executive Cash Bonus

Pursuant to Dr. Rodell’s employment agreement and in connection with his Separation Agreement, the Compensation Committee approved a pro rated cash bonus equal to Dr. Rodell’s in the amount of $92,450, based on the Compensation Committee’s assessment of the achievements of the Company in calendar year 2020 through the date of Dr. Rodell’s departure from the Company. The Compensation Committee also approved a cash bonus of $110,000, equal to 40% of Mr. Frakes’ 2020 annual base salary, based on a review of the data provided by Anderson and the achievements of the Company in calendar year 2020.

Equity-Based Incentive Awards

Individual stock option grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by Anderson.

15

The following table summarizes all compensation for fiscal years 2021 and 2020 received by our named executive officers.

SUMMARY COMPENSATION TABLE FOR 2021 AND 2020 FISCAL YEARS

NAMED EXECUTIVE OFFICER AND PRINCIPAL POSITION	FISCAL YEAR ENDED MARCH 31,	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION ($)	NON- QUALIFIED DEFERRED COMPEN- SATION EARNINGS ($)	ALL OTHER COMP. ($)	TOTAL ($)
Charles J. Fisher, Jr., M.D. (1)	2021	$180,821	$–	$–	$294,120	$–	$–	$–	$474,941
CHIEF EXECUTIVE OFFICER

James B. Frakes, MBA (2)	2021	$275,000	$110,000	$–	$196,661	$–	$–	$–	$581,661
CHIEF FINANCIAL OFFICER, SECRETARY AND SVP-FINANCE	2020	$263,750	$91,000	$–	$–	$–	$–	$–	$354,750

Steven P. LaRosa, M.D. (3)	2021	$100,000	$100,000	$–	$280,449	$–	$–	$–	$480,449
CHIEF MEDICAL OFFICER

Timothy C. Rodell, M.D., FCCP (5)	2021	$486,920	$92,450	$–	$283,192	$–	$–	$–	$862,563
FORMER CHIEF EXECUTIVE OFFICER	2020	$400,000	$195,000	$–	$–	$–	$–	$–	$595,000

15

(1)       Dr. Fisher was appointed as our Chief Executive Officer effective October 30, 2020. The aggregate number of stock awards and stock option awards issued to Dr. Fisher and outstanding as of March 31, 2021 was 239,122, at an exercise price equal to $1.34 per share, and which are subject to vesting at the rate of 25% on the one year anniversary of his start date and then monthly vesting over the following 36 months, subject to his continued service with the Company.

(2)       The aggregate number of stock option awards issued to Mr. Frakes and outstanding as of March 31, 2021 and March 31, 2020, was 141,473 and 1,668, respectively, of which 43,923 of those options have vested and are exercisable at a purchase price of $1.28 per share; 667 stock options are exercisable at an exercise price equal to $75.00 per share and 333 stock options are exercisable at a purchase price equal to $142.50 per share. In February 2020, Mr. Frakes’ salary was increased to $275,000 per annum.

(3)       Dr. LaRosa was appointed as our Chief Medical Officer on January 4, 2021. The aggregate number of stock option awards issued to Dr. LaRosa and outstanding as of March 31, 2021 was 120,883, at an exercise price equal to $2.52 per share and which are subject to vesting at the rate of 25% on the one year anniversary of his start date and then monthly vesting over the following 36 months, subject to his continued service with the Company.

(4)       On March 17, 2020, we entered into an Amended and Restated Employment Agreement with Dr. Rodell pursuant to which his base salary was increased to $430,000 per annum, effective as of March 17, 2020. Dr. Rodell received a cash bonus of $195,000 during the fiscal year ended March 31, 2020. The aggregate number of stock awards and stock option awards issued to Dr. Rodell and outstanding as of March 31, 2021 was 0. Effective October 30, 2020, Dr. Rodell resigned from his position as Chief Executive Officer and a director.

16

Employment Contracts

On March 17, 2020, we entered into an Amended and Restated Executive Employment Agreement for Dr. Rodell, or the Amended Agreement, which superseded and replaced Dr. Rodell’s prior Executive Employment Agreement with the Company, dated December 10, 2018, or the Prior Agreement.

The Amended Agreement updated Dr. Rodell’s title as our Chief Executive Officer, as well as his annual base salary for calendar year 2020 of $430,000 per year and his annual target bonus of 50% of his base salary. Whether Dr. Rodell received an annual bonus for any given year, and the amount of any such annual bonus, was to be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The Amended Agreement also provided, in accordance with the Prior Agreement, that Dr. Rodell was eligible to participate in and receive additional stock option or equity award grants under the Company’s equity incentive plans from time to time, in the discretion of the Board of Directors or the Compensation Committee, and in accordance with the terms and conditions of such plans; and severance payments in the event that Executive’s employment is terminated by us for any reason other than cause or by Dr. Rodell with good reason, as such terms are defined in the Amended Agreement, subject to Dr. Rodell’s timely provision of an effective release of claims.

The severance benefit consists of: (i) continued payment of his then current base salary for the first twelve (12) months after the date of termination, paid over our regular payroll schedule; (ii) a lump sum amount equal to his target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurs through the date of termination bears to 365, based on actual achievement of corporate goals for such bonus and such pro-rated year, as determined by our Board of Directors in its sole discretion, (iii) the accelerated vesting of fifty percent (50%) of his then unvested outstanding stock options and other outstanding equity awards that are subject to time-based vesting requirements, as of the date of such termination; and (iv) certain health insurance coverage premiums for up to 12 months following his termination date, subject to the terms of the Amended Agreement.

As in the Prior Agreement, the Amended Agreement provided that in the event of a strategic transaction, as defined in the Amended Agreement, completed within two years of Executive’s commencement of employment with us on December 10, 2018, Dr. Rodell would receive a cash bonus equal to 50% of his then annual base salary and an additional equity grant such that Dr. Rodell’s equity interest in the Company is then equal to three percent of our outstanding shares. The option would be subject to standard four-year vesting, subject to full vesting if Executive is terminated in connection with the strategic transaction.

Effective October 30, 2020, Dr. Rodell resigned from his position as a director and as Chief Executive Officer. In connection with Dr. Rodell’s departure, in accordance with the terms of his Amended Agreement and pursuant to Dr. Rodell’s Separation Agreement with the Company, effective as of November 8, 2020, or the Separation Agreement, the Company will provide Dr. Rodell with (1) cash severance equivalent to twelve months of Dr. Rodell’s base salary in effect as of the Separation Date, plus a prorated portion of Dr. Rodell’s target Annual Performance Bonus (as defined in the Rodell Employment Agreement) for 2020, in the total gross amount of $92,450, subject to standard payroll deductions and withholdings, (2) the accelerated vesting on 50% of outstanding and unvested equity awards held by Dr. Rodell as of the Separation Date, and (3) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment until the earlier of (i) twelve months from the Separation Date, (ii) the expiration of Dr. Rodell’s eligibility for the continuation coverage, or (iii) the date Dr. Rodell becomes eligible for substantially equivalent healthcare coverage through another source.

The Company appointed Charles J. Fisher, Jr., M.D., as the Chief Executive Officer of the Company effective as of October 30, 2020. Pursuant to his appointment, Dr. Fisher resigned from his role as Chairperson of the Board and the Board approved an employment agreement with Dr. Fisher, or the Fisher Employment Agreement, which provides for an initial annual base salary of $430,000. Dr. Fisher will also be eligible for an annual discretionary cash bonus, or the Annual Performance Bonus, to be approved by the Board, or the Compensation Committee of the Board, to be determined in the sole discretion of the Board, or the Compensation Committee, based upon the Company’s and Dr. Fisher’s achievement of objectives and milestones to be determined on an annual basis by the Board, or Compensation Committee.

Under the terms of the Fisher Employment Agreement, if Dr. Fisher is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) continued payment of his then current base salary for the first twelve (12) months after the date of termination, paid over the Company’s regular payroll schedule, (ii) a lump sum amount equal to Dr. Fisher’s target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurs through the date of termination bears to 365, based on actual achievement of Company goals for such bonus and such pro-rated year, as determined by the Board in its sole discretion, (iii) accelerated vesting of 50% of Dr. Fisher’s unvested equity awards as of the date of such termination date shall be deemed immediately vested and exercisable as of Dr. Fisher’s last day of employment, and (iv) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment until the earlier of (i) up to twelve months, (ii) the expiration of Dr. Fisher’s eligibility for the continuation coverage, or (iii) until the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source.

17

In addition, in the event of a strategic transaction, as defined in the Fisher Employment Agreement, completed within two years of Dr. Fisher’s commencement of employment with the Company, Dr. Fisher was eligible for a cash bonus equal to 50% of his then annual base salary and an additional equity grant such that Dr. Fisher’s equity interest in the Company is then equal to three percent. The option will be subject to standard four-year vesting, subject to full vesting if Dr. Fisher is terminated in connection with the strategic transaction. In order to earn the cash bonus, Dr. Fisher must either: (i) remain in continuous employment with the Company through the date of the strategic transaction, or (ii) have been terminated by the Company without cause within the sixty (60) day period immediately preceding the strategic transaction. The Compensation Committee determined that Dr. Fisher had earned this cash bonus and stock grant as of June 2021.

On December 12, 2018, we entered into an employment agreement with Mr. Frakes, providing for continuation of his annual base salary of $260,000. In addition, the agreement provides that Mr. Frakes is eligible for an annual cash performance bonus for each year. Whether Mr. Frakes receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Mr. Frakes’ employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Mr. Frakes will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination. In February 2020, Mr. Frakes’ annual base salary was increased to $275,000.

On January 4, 2021, we entered into an employment agreement with Dr. LaRosa that provides for an annual base salary of $400,000. In addition, we granted Dr. LaRosa a one-time signing bonus of $100,000, subject to repayment if Dr. LaRosa leaves the Company prior to two years of completed service. Further, Dr. LaRosa is eligible to receive reimbursement for up to $50,000 in relocation expenses. In addition, the agreement provides that Dr. LaRosa is eligible for an annual cash performance bonus for each year with a target amount of 40% of Dr. LaRosa’s then-current annual base salary. Whether Dr. LaRosa receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Dr. LaRosa’s employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Dr. LaRosa will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

Restricted Stock Unit Grants to Directors

Under our Non-Employee Directors Compensation Program described further below under the “Equity Compensation Plans – Non-Employee Directors Compensation Program” section of this Report, each new director receives either an initial grant of stock options or a grant of restricted stock units, referred to as RSUs, as well as an annual grant of RSUs at the beginning of each fiscal year. The RSUs are subject to vesting and represent the right to be issued shares of our common stock subject to continued services through the applicable vesting date.

On April 3, 2020, pursuant to the terms of the Company’s Non-Employee Directors Compensation Program, the Compensation Committee of the Board of Directors granted RSUs to each non-employee director of the Company. The Non-Employee Directors Compensation Program provided for a grant of RSUs with a grant date fair value of $35,000, priced at the average of the closing prices for the five trading days ending on the date of grant, which was $1.41 per share, so that the total number of RSUs to be granted to each non-employee director for fiscal year 2020 would be 24,822 shares of our common stock. On April 3, 2020, each eligible director was granted an RSU for 23,893 shares under the Company’s 2010 Stock Plan, or the 2010 Plan, as the number of shares that remained available for grant under the 2010 Plan was not sufficient for each director’s full RSU grant. These RSU grants were subject to vesting in equal quarterly installments on June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021. The Compensation Committee also granted to each eligible director a contingent grant under our 2020 Equity Incentive Plan, or the 2020 Plan, for the remaining portion of the annual RSU grants, or 929 RSU’s to each eligible director, contingent upon stockholder approval of the 2020 Plan at the Company’s 2020 Annual Meeting of Stockholders, or the Annual Meeting. These RSU grants were subject to vesting in two equal installments on December 31, 2020 and March 31, 2021, subject in each case to the continuous service of each director, through such vesting dates, as well as approval of the 2020 Plan by the stockholders at the Annual Meeting, which was obtained at the Annual Meeting.

18

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth certain information concerning stock awards granted to our named executive officers that remained outstanding as of March 31, 2021. As of March 31, 2021, there were no outstanding RSUs and our named executive officers only held outstanding options.

	OPTIONS AWARDS							STOCK AWARDS
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underling Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	(#)		(#)	(#)		($)	Date	(#)	($)	(#)	($)
Charles J. Fisher, Jr., M.D., Chief Executive Officer	–	(1)	239,122	--		$1.34	10/30/30	--	--	--	--

James B. Frakes, MBA,	0		140,472	--	(2)	$1.28	04/02/30	--	--	--	--
Chief Financial Officer	667	(3)		--		$75.00	07/01/23	--	$--
	333	(4)		--		$142.50	06/06/24	--	$--

Steven P. LaRosa, M.D.	–	(5)	120,883	--		$2.52	01/3/31	--	--	--	--
Chief Medical Officer

Timothy C. Rodell, M.D., Former Chief Executive Officer	–	(6)	–	--	–	–	–	--	--

(1) This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of October 30, 2020, then monthly over the following 36 months, subject to Dr. Fisher’s continued service with the Company. Dr. Fisher received an additional stock option grant on June 28, 2021 for the 266,888 shares, at an exercise price equal to $5.17 per share and subject to standard four year vesting.

(2) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of April 3, 2020, then monthly over the following 36 months, subject to Mr. Frakes continued service with the Company.

(3) This option was fully vested as of June 6, 2016.

(4) This option was fully vested as of July 1, 2017.

(5) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of January 4, 2021, then monthly over the following 36 months, subject to Dr. LaRosa’s continued service with the Company.

(6) All of Dr. Rodell’s stock options were expired as of March 31, 2021.

19

Director Compensation for 2021 Fiscal Year

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to our then non-employee directors for the fiscal year ended March 31, 2021.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles J. Fisher, Jr., M.D. (1)	$75,167	$35,000	–	–	–	–	$110,167
Edward G. Broenniman (2)	$72,625	$35,000	–	–	–	–	$107,625
Chetan S. Shah, M.D. (3)	$57,625	$35,000	–	–	–	–	$92,625
Sabrina M. Johnson (4)	$42,250	$35,000	–	–	–	–	$77,250
Guy Cipriani (5)	$29,750	$35,000	–	–	–	–	$64,750

(1) In the fiscal year ended March 31, 2021, Dr. Fisher earned $52,500 in Board fees for his role as a director. Dr. Fisher also received RSU’s valued at $35,000 for his ongoing service as a Board member pursuant to the Non-Employee Directors Compensation Program.

(2) In the fiscal year ended March 31, 2021, Mr. Broenniman earned $12,500 in cash compensation for his services to us as non-executive Chairman and $60,125 related to his role as a member of our Compensation Committee, and as the chair of our Audit Committee and of our Nominating and Corporate Governance Committee, for an aggregate amount of $72,625. Mr. Broenniman also received RSU’s valued at $35,000 for his ongoing service as a Board member pursuant to the Non-Employee Directors Compensation Program. Mr. Broenniman had 1,431 stock option awards issued and outstanding as of March 31, 2021, all of which were fully vested.

(3) In the fiscal year ended March 31, 2021, Dr. Shah earned $57,625 for his role as a director, a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee and as the chair of our Compensation Committee. Dr. Shah also received RSU’s valued at $35,000 for his ongoing service as a Board member pursuant to the Non-Employee Directors Compensation Program. Dr. Shah had 748 stock option awards issued and outstanding as of March 31, 2021 all of which were fully vested.

(4) In the fiscal year ended March 31, 2021, Ms. Johnson earned $42,250 for her roles as a director and a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee. Ms. Johnson also received RSU’s valued at $35,000 for her ongoing service as a Board member pursuant to the Non-Employee Directors Compensation Program.

(5) In the fiscal year ended March 31, 2021, Mr. Cipriani earned $29,750 for his role as a director. Mr. Cipriani also received RSU’s valued at $35,000 for her ongoing service as a Board member pursuant to the Non-Employee Directors Compensation Program.

Directors Compensation Program

We maintain a board compensation program, in which only non-employee directors may participate. Please see the “Equity Compensation Plans – Non-Employee Directors Compensation Program” section of this Report for more information on the program.

Dr. Fisher additionally was compensated $60,000 per year for his services as non-executive Chairman of our Board in the fiscal year ended March 31, 2021, which our Board of Directors considers to be fees payable as a member of our Board of Directors or a Committee of our Board for purposes of Section 10A-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended. Effective as of Dr. Fisher’s resignation as Chairman and appointment as our Chief Executive Officer, Dr. Fisher no longer is compensated for his services as a director.

Pursuant to his appointment as Chairman of our Board effective October 30, 2020, Mr. Broenniman will be compensated $30,000 per year for his services as non-executive Chairman of our Board, pursuant to the terms of our Non-Employee Directors Compensation Program.

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes all transactions since April 1, 2019, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. In making such decisions our Audit Committee considers and approves or disapproves any related party transaction as defined under SEC Regulation Item 404, to the extent required by SEC regulations.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation — Employment Contracts.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors. For information about our grants of stock option awards and RSUs to our named executive officers and our directors, refer to “Executive and Director Compensation — Director Compensation for 2021 Fiscal Year” and “Executive and Director Compensation — Director Compensation Program.”

SUMMARY EQUITY COMPENSATION PLAN DATA

EQUITY COMPENSATION PLANS

Equity Compensation Plans

Summary equity compensation plan data

The following table sets forth information, as of March 31, 2021, about our equity compensation plans in effect as of that date:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (2)	839,862	$3.02	889,401

Equity compensation plans not approved by security holders	4,227	$65.52	–

Totals	844,089	$3.07	889,401

(1)       Net of equity instruments forfeited, exercised or expired.

(2)        Excludes restricted stock unit, or RSU, grants to our officers and directors during the fiscal year ended March 31, 2021, since all of the shares underlying the RSU’s had been issued during that fiscal year and there were no outstanding RSUs as of March 31, 2021.

21

Non-Employee Directors Compensation Program

In July 2012, our Board of Directors approved a board compensation program that modified and superseded the Company’s compensation plan previously in effect for our non-employee directors. Under the Non-Employee Directors Compensation Program, as amended through October 2020, an eligible director will receive initial and annual equity grants and cash compensation.

Under the Non-Employee Directors Compensation Program, as amended, a newly appointed or elected eligible director will receive an initial grant of restricted stock units, or RSUs, with a grant date fair value of $75,000 ($50,000 prior to the July 2020 amendment) or, at the discretion of our Board of Directors, options to acquire shares of common stock with a grant date fair value of $75,000 ($50,000 prior to the July 2020 amendment) based on the average of the closing prices of the common stock for the five trading day period ending on the date of grant.

In April 2020, pursuant to the Non-Employee Directors Compensation Program, we issued RSUs with a value of $35,000, in accordance with the terms of the plan, to each of our non-employee directors, as the stock-based compensation element of their overall directors’ compensation, for the fiscal year ending March 31, 2021. Those grants were priced at the average of the closing prices for the five trading days ending on the date of grant, which was $1.41 per share, so that the total number of RSUs to be granted to each non-employee director for fiscal year 2020 would be 24,822 shares of our common stock. On April 3, 2020, each eligible director was granted an RSU for 23,893 shares under the 2010 Plan, as the number of shares that remained available for grant under the 2010 Plan was not sufficient for each director’s full RSU grant. These RSU grants were subject to vesting in equal quarterly installments on June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021. The Compensation Committee also granted to each eligible director a contingent grant under our 2020 Equity Incentive Plan, or the 2020 Plan, for the remaining portion of the annual RSU grants, or 929 RSU’s to each eligible director, contingent upon stockholder approval of the 2020 Plan at the Company’s 2020 Annual Meeting of Stockholders, or the Annual Meeting. These RSU grants were subject to vesting in two equal installments on December 31, 2020 and March 31, 2021, subject in each case to the continuous service of each director, through such vesting dates, as well as approval of the 2020 Plan by the stockholders at the Annual Meeting, which was obtained at the Annual Meeting.

In addition, under the Non-Employee Directors Compensation Program each continuing director eligible to participate receives a grant of RSUs with a grant date fair value of $50,000 ($35,000 prior to the July 2020 amendment) based on the average of the closing prices of the common stock for the five trading days ending on the date of grant.

In July 2020, the Compensation Committee reviewed data provided by Anderson with respect to compensation paid at comparable companies and amended the Non-Employee Directors Compensation Program. Based on this data, we amended the Non-Employee Directors Compensation Program to increase the grant date fair value of the initial equity grant to $75,000 and the annual non-employee director grant to $50,000. RSUs granted under the directors program will be valued based on the average of the closing prices of the common stock for the five trading days ending on the date of grant and will vest at a rate determined by our Board of Directors in its discretion, typically in equal quarterly installments over one year. Options granted under this plan will have an exercise price equal to the fair market value on the date of grant. Any such options will have a term of ten years and will vest at a rate determined by our Board of Directors in its discretion.

Under the Non-Employee Directors Compensation Program, as amended to date, in lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $35,000, as well as the following annual retainer fees: Audit Committee Chair - $15,000, Compensation Committee chair - $15,000, Nominating Committee chair - $8,000, Audit Committee member - $7,500, Compensation Committee member - $7,500 and Nominating Committee member- $5,000. Additionally, the Chairperson of the Board received additional annual compensation under this program of $60,000, which was decreased effective October 2020 to $30,000.

During the fiscal year ended March 31, 2021, 119,465 vested RSUs held by our outside directors were settled pursuant to a combination of issued shares and cash payment amount based on the closing trading price of the stock on the settlement date shares of our common stock. Four of our five independent directors elected to have 40% of their vested RSUs settled via a cash payment of equivalent value in order to pay their withholding taxes on the share issuances.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish our Company with copies of all Section 16(a) forms they file. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended March 31, 2020, we believe that all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except as follows: one report on Form 4 was filed one day late by Dr. LaRosa, covering one transaction for the issuance of his initial stock option grant upon joining the Company.

22

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL #1 – ELECTION OF DIRECTORS

A board of five directors is to be elected at the virtual Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

The five nominees selected by our Board of Directors are listed below. Each of the nominees must receive the vote of a majority of a quorum present at the Annual Meeting to be elected. Abstentions and broker non-votes on this proposal will have the same effect as “Against” votes.

The proxy holders intend to vote proxies equally for the nominees, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card.

If at the time of the Annual Meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board of Directors. All of the nominees are currently directors of our Company. All of the nominees have consented to serve if elected. Our Board of Directors has no reason to anticipate that any of the nominees will not be able to serve, if elected. We believe the current number of directors is appropriate given our stage of development. The proxies cannot be voted for more than five persons, the number of nominees presented for election.

Directors elected at the Annual Meeting will hold office for a term of one year and until their successors have been elected and qualified, or until any earlier resignation or removal. Listed below are the nominees for our Board of Directors. Please see “Information About Our Board of Directors and Executive Officers” for additional information concerning the individuals named below, which is based on information furnished to us by each individual noted.

Nominee	Age	Position
Edward G. Broenniman	85	Chairman and Director
Guy F. Cipriani	51	Director
Charles J. Fisher, Jr., M.D.	75	Chief Executive Officer and Director
Sabrina Martucci Johnson	55	Director
Chetan S. Shah, M.D.	52	Director

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING SLATE OF NOMINEES FOR OUR BOARD OF DIRECTORS.

23

PROPOSAL #2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Baker Tilly US, LLP, or Baker Tilly, as our Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

On November 1, 2020, we were notified that the audit practice of Squar Milner LLP, or Squar Milner, the independent registered public accounting firm that audited the Company’s financial statements since 2001, was combined with Baker Tilly in a transaction pursuant to which Squar Milner combined its operations with Baker Tilly and certain of the professional staff and partners of Squar Milner joined Baker Tilly, either as employees or partners of Baker Tilly. On November 1, 2020, Squar Milner resigned as auditors of the Company and the Audit Committee of the Company’s Board of Directors engaged Baker Tilly as the Company’s independent registered public accounting firm.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Squar Milner regarding the Company’s financial statements for the fiscal years ended March 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2020 and 2019 and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the date of resignation, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner would have caused it to make reference to such disagreement in its reports.

Representatives of Baker Tilly are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the interests of the Company and its stockholders.

24

The following table presents fees for professional services billed by Baker Tilly during the fiscal years ended March 31, 2021 and 2020:

	Fiscal Year 2021		Fiscal Year 2020
Audit Fees(1)		$140,102	$200,197
Audit Related Fees(2)	$	‒	‒
Tax Fees(3)		$7,319	$6,864
All Other Fees(4)	$	‒	‒
		$147,421	$207,061

(1) Audit Fees include fees and expenses for professional services rendered in connection with the audit of our annual financial statements for fiscal years 2021 and 2020 and for reviews of the financial statements included in each of our quarterly reports on Form 10-Q during fiscal 2021 and 2020.

(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees for fiscal years 2021 and 2020 are fees and expenses related to reviews of registration statements and SEC filings other than Forms 10-K and 10-Q.

(3) Tax Fees include the aggregate fees billed during fiscal year 2021 and 2020 for professional services for preparation of income tax returns.

(4) All Other Fees consist of fees paid for products and services other than the services reported above. No such fees were billed by Baker Tilly for fiscal 2021 or 2020.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

Our Audit Committee of the Board of Directors is responsible for pre-approving all audit, audit-related, tax and other permitted non-audit services to be performed for us by our independent auditor. The Audit Committee approved all of the services for which Baker Tilly billed us as set forth in the above table.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BAKER TILLY US, LLP AS DESCRIBED ABOVE.

25

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Exchange Act, any stockholder who desires to include a proposal in the proxy statement and form of proxy for our next Annual Meeting of Stockholders must deliver the proposal to our principal executive offices no later than April 29, 2022 and no earlier than March 30, 2022. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if delivered to our principal executive offices after April 29, 2022 and before March 30, 2022.

Any stockholder who desires to submit director nominees for inclusion in the proxy statement and form of proxy for our next Annual Meeting of Stockholders must deliver the proposal to our principal executive offices no later than April 29, 2022 and no earlier than March 30, 2022. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if delivered to our principal executive offices after April 29, 2022 and before March 30, 2022.

Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Pursuant to such rule, a stockholder must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the Annual Meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal for inclusion in our proxy materials. Subject to Securities and Exchange Commission rules, we reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

OTHER MATTERS

Our Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If any matters that are not specifically set forth in the form of proxy and this Proxy Statement properly come before the Annual Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

You may obtain copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, without charge by writing to the Secretary, Aethlon Medical, Inc., 9635 Granite Ridge Drive, Suite 100, San Diego, California 92123. You also can find our Annual Report on Form 10-K on our website at www.aethlonmedical.com.

26

PROXY

AETHLON MEDICAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 15, 2021

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” all of the nominees named in Proposal 1 and “FOR” Proposal 2.

The stockholder(s) represented herein appoint Charles J. Fisher, Jr., M.D. and James B. Frakes, and each of them, proxies with the power of substitution to vote all shares of common stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of Aethlon Medical, Inc. (the “Company,” or “our”) to be held virtually at https://agm.issuerdirect.com/aemd, on September 15, 2021, at 8:00 a.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy. To access the virtual meeting, you must have your control number and other information that is printed on the reverse side of this form.

Proposal 1		FOR	AGAINST	ABSTAIN
Election of directors:
	Edward G. Broenniman	☐	☐	☐
	Guy F. Cipriani	☐	☐	☐
	Charles J. Fisher, Jr., M.D.	☐	☐	☐
	Sabrina Martucci Johnson	☐	☐	☐
	Chetan S. Shah, M.D.	☐	☐	☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.	☐	☐	☐

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

COMPANY ID:	PROXY NUMBER:	ACCOUNT NUMBER:

Signature ______________________________________	Date______________________

Signature _______________________________________	Date______________________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign.

If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer and affix corporate seal.

27